UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

Sterling Real Estate Trust

dba Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Securities Registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Amendment to Independent Trustee Common Share Plan

On March 25, 2021, the Board of Trustees approved an amendment to the Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan. The amendment increases the number of common shares that may be issued under the Plan from 25,000 shares to 40,000 shares.

The description herein of the amendment to the Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan effective March 25, 2021 filed as Exhibit 10.01 hereto.

Extension and Amendment to Advisory Agreement

On March 25, 2021, Sterling Real Estate Trust (the “Company”) adopted its Tenth Amended and Restated Advisory Agreement with Sterling Management, LLC, the Company’s Advisor (the “Advisor”). The Tenth Amended and Restated Advisory Agreement, effective as of April 1, 2021, extends the term of the agreement for an additional year and includes terms and conditions that are substantially the same as the previous agreement. The new agreement does add more detailed provisions with respect to fees due for development projects.

The description herein of the Tenth Amended and Restated Advisory Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Tenth Amended and Restated Advisory Agreement filed as Exhibit 10.2 hereto.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) As previously reported would occur in the Trust’s Form 8-K filed December 4, 2020, Baker Tilly US, LLP (BT) was dismissed as the Trust’s independent registered public accounting firm upon filing of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020, which occurred on March 31, 2021. BT’s engagement was complete at that time.

BT’s audit reports for the Trust’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Trust’s fiscal years ended December 31, 2020 and 2019 and through the date of this Current Report on Form 8-K, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934 (“Regulation S-K”)) with BT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BT, would have caused BT to make reference to the subject matter of the disagreement in its report on the Company’s financial statements for such period, and, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto) other than the material weakness identified during the audit for the year ended December 31, 2020 which was reported in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Trust provided BT with a copy of the disclosures made pursuant to this Item 4.01(a) prior to the filing of this Current Report on Form 8-K. The Trust requested that BT furnish to it a letter addressed to the Securities and Exchange Commission stating whether BT agrees with the statements made by the Trust in this Item 4.01(a) and, if not, stating the respects in which it does not agree. A copy of that letter, dated March 31, 2021 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) As reported in the Trust’s Form 8-K filed December 4, 2020, the Trust’s Audit Committee on November 30, 2020 appointed RSM US, LLP (RSM) as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The formal engagement of RSM was finalized upon RSM completing its client acceptance process and execution of an engagement letter. During the fiscal years ended December 31, 2020 and December 31, 2019, respectively and through the date of this Current Report on Form 8-K, neither the Trust nor anyone acting on its behalf has consulted with RSM on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) or Regulation S-K other than to confirm the Trust’s accounting treatment of the matter resulting in the material weakness discussed above. Trust provided RSM with an opportunity to review the disclosures herein and RSM agrees with the statements herein and has no clarification or new information to provide.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title
10.1	Amended and Restated Sterling Real Estate Trust Independent Trustee Common Shares Plan approved March 25, 2021
10.2	Tenth Amended and Restated Advisory Agreement, effective April 1, 2021
16.1	Letter of Baker Tilly US, LLP dated March 31, 2021 to the SEC regarding statements in Item 4.01(a) of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: March 31, 2021
	By:	/s/ Joel S. Thomsen
Name: Joel S. Thomsen
Title: President